 EXHIBIT 32.01

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, John Hummel, the President and principal executive and principal financial officer of AIS Futures Management LLC, the General Partner of AIS Futures Fund IV LP (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 14, 2009

AIS FUTURES FUND IV L.P.

By:  AIS FUTURES MANAGEMENT LLC
        General Partner

By: /s/ John Hummel
John Hummel
President (principal executive and principal financial officer)
AIS Futures Management LLC
General Partner of AIS Futures Fund IV L.P.

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